                                                                    EXHIBIT 99.1

          HOUSEHOLD FINANCE CORPORATION AND SUBSIDIARIES

                     DEBT SECURITIES RATINGS

                                      Standard    Moody's
                                      & Poor's  Investors   Fitch
                                   Corporation    Service    Inc.
------------------------------------------------------------------
At December 31, 2000
------------------------------------------------------------------

Household Finance Corporation
  Senior debt                                A         A2      A+
  Senior                                    A-         A3       A
  subordinated debt
  Commercial paper                         A-1        P-1     F-1


Household Bank (Nevada) N.A.
  Senior debt                                A         A2      A+
------------------------------------------------------------------